Exhibit 32.1



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of m-Wise, Inc. ("the Company") on Form 10-QSB for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof ("the Report"), I, Shay Ben-Asulin, Chairman of the Board and Secretary, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:


            (1) the Report fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


            (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Shay Ben-Asulin
---------------------------------
Shay Ben-Asulin, Chairman


Dated: November 14, 2005